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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

 1.  DIGITAL SOLUTIONS OF BALTIMORE INC. (100%)

 2.  AMERICAN PAYROLL SYSTEMS, INC. (80%)

 3.  DIGITAL SOLUTIONS, INC. OF NEW YORK (100%)

 4.  AMERICAN PAYROLL SERVICES LICENSING CORP. (100%)

 5.  STAFF CONNXIONS, INC. (100%)

 6.  DSI CONTRACT STAFFING, INC. (100%)

 7.  DIGITAL INSURANCE SERVICES, INC. (100%)

 8.  DSI STAFF CONNXIONS OF MISSISSIPPI, INC. (100%)

 9.  DSI STAFF CONNXIONS SOUTHWEST, INC. (100%)

10.  MLB MEDICAL STAFFING, INC. (100%)

11.  RAM TECHNICAL SERVICES, INC. (100%)

12.  DSI STAFF-RX, INC. (100%)

13.  STAFF CONNXIONS-NORTHEAST, INC.